REPUBLIC SECURITY FINANCIAL CORPORATION

                       NONQUALIFIED STOCK OPTION AGREEMENT

                  This Agreement is made and entered into as of May 31, 1995 by and between RUDY E. SCHUPP ("Optionee") and REPUBLIC SECURITY FINANCIAL CORPORATION, a Florida corporation (the "Corporation").

                  WHEREAS, at its meeting on May 31, 1995 (the "Effective Date"), the Board of Directors of the Corporation granted to Optionee certain nonqualified options to purchase shares of the Corporation's common stock, $.01 par value ("Shares"); and

                  WHEREAS, the parties desire to memorialize and set forth the terms and conditions of such grant;

                  NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

         1. GRANT. The Corporation, as of the Effective Date, hereby grants Optionee the right and option to purchase 500,000 Shares in three tranches as follows: Option A (option to purchase 50,000 Shares); Option B (option to purchase 50,000 Shares); and Option C (option to purchase 400,000 Shares) (collectively referred to herein as the "Option" or "Options"). The Options shall not be treated as incentive options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended.



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         2. VESTING. The Options shall, except as provided herein, vest and become immediately exercisable as follows: Option A shall vest on May 31, 1996; Option B on May 31, 1997; and Option C on May 31, 1998. Notwithstanding the foregoing, all Options shall vest and become immediately exercisable upon the occurrence of any one of the following events: (a) Optionee's death or termination of employment due to permanent disablement or (b) the occurrence of a change of control of the Corporation. For purposes of this Agreement, the following terms shall have the following meanings: The term "permanent disablement" shall mean Optionee's inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment and which has lasted or can be expected to last for a continuous period of not less than twelve months. A "change of control" shall be deemed to have occurred when any "person" (as used in Section 13(d) of the Securities Exchange Act of 1934), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), of 50% or more of the Corporation's common stock then outstanding.

         3. OPTION TERM. All of the unexercised Options shall expire on May 31, 2005. In no event, shall any of the Options granted herein be exercisable after May 31, 2005.

         4. OPTION PRICE. The Options shall have the following purchase prices: Option A Shares for $4.625 per share; Option B

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Shares for $6.25 per share and Option C Shares for $8.00 per share.

         5. TERMINATION OF EMPLOYMENT. If Optionee voluntarily terminates his employment with the Corporation or is terminated for cause, any Options which, on the date of such termination, are not vested, or which are vested and shall not have been exercised, shall automatically terminate and be forfeited to the Corporation. If Optionee is terminated by the Corporation for any reason other than for cause, Optionee shall, on the date of such termination, forfeit all Options which are not then vested and shall be permitted to exercise all vested Options only during the ninety-day period immediately following such termination date.

         6. DEATH OR DISABILITY. If, while employed by the Corporation, Optionee dies or suffers permanent disablement, all Options shall immediately vest and shall be exercisable by his beneficiary (in the event of his death) or by Optionee or his legal representative (in the event of his disablement) at any time during the one-year period immediately following the date of Optionee's death or termination of employment due to such disablement.

         7. EXERCISE. Options, once vested, may be exercised by Optionee by giving written notice of such exercise to the Corporation, at its principal executive offices, attention:

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Secretary. Such notice shall specify the number of Shares to be purchased and shall be accompanied by payment of the aggregate purchase price of such Shares, plus an additional amount equal to the Federal, state, local and other taxes required to be withheld by the Corporation with respect to delivery of the Shares for which the Option is exercised, if any (the "Exercise Price"). Payment of the Exercise Price shall be made (i) in cash by personal check, (ii) by the transfer and delivery to the Corporation of outstanding Shares having a fair market value on the date of exercise at least equal to the Exercise Price, or
(iii) in a combination of cash and Shares. In the alternative, if requested by Optionee, the Corporation shall cooperate in a cashless exercise to be effected through a registered securities broker (acceptable to the Corporation), to which would be delivered instructions to sell a sufficient number of Shares, issuable upon exercise of such Options, to cover the aggregate exercise price of the Options and the broker's commissions and expenses.

         8.  RESTRICTIONS ON SHARES.

                  (a) Optionee hereby represents and agrees that he will acquire Shares purchased by him hereunder for investment only and not with a view to the sale and distribution thereof. Optionee will acquire such Shares for his own account and not on behalf of others and will not grant any other person any right or option or any participation or beneficial interest in any of the Shares. Optionee acknowledges his understanding that such Shares will

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constitute restricted securities within the meaning of Rule 144 under the
Securities Act of 1933 (the "Act"), that none of the Shares may be sold except pursuant to an effective registration statement under the Act or in a transaction exempt from registration under the Act and that he has no right to require or participate in any such registration. Optionee acknowledges that he understands the meaning and effect of such restrictions. Optionee warrants that he has sufficient knowledge and experience in financial and business matters so that he is capable of evaluating the risks and merits of any purchase of Shares hereunder.

                  (b) The parties agree that each of the stock certificates representing Shares issued upon any exercise of an Option shall bear the following legend:

                               TRANSFER RESTRICTED

                  The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under any state securities laws and may not be sold, assigned or otherwise transferred unless duly registered under such Act and laws or upon receipt by the company of an opinion of counsel satisfactory to the company that such sale, assignment or transfer may be made exempt from the registration requirements of such Act and laws.

         9.       ADDITIONAL PROVISIONS.

                  (a) Neither the Options nor any of Optionee's rights or interests therein shall be assignable or transferable by Optionee other than by will, the laws of descent and distribution or a transfer to a trust approved by the Board of Directors in its discretion. Except as expressly provided herein, Options

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shall be exercisable only by Optionee. No Options may be pledged or encumbered in any way. Options shall immediately expire and terminate if they become transferred due to execution, attachment or similar legal process.

                  (b) Nothing contained herein shall be construed as giving Optionee any right to be retained in the employ of the Corporation, or interfere in any way with the right of the Corporation to terminate the employment of Optionee.

                  (c) In the event of any change in the Shares of the Corporation by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of Shares, or any rights to purchase Shares at a price substantially below fair market value, or any similar change affecting the Shares, the number or kind of shares subject to the Options and the Option price hereunder shall be appropriately adjusted consistent with such change to prevent dilution or enlargement of the rights of the Optionee. In the event of a dispute as to any such adjustment, the determination thereof by the Compensation Committee of the Board of Directors of the Corporation shall be final and binding on the parties hereto.

                  (d) In the event that the Board of Directors hereafter offers to grant additional stock options or some other compensation plan to Optionee, the offer and grant may be conditioned by the Board of Directors upon the surrender by Optionee of all or

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some of the unexercised Options. Acceptance of any such offer and grant and the resulting surrender of Options shall at all times be subject to Optionee's discretion. Upon such surrender, and to the extent thereof, the unexercised Options shall terminate and be of no further force or effect.

                  (e) Optionee shall have no rights as a shareholder of the Corporation with respect to any unexercised Options or Shares subject to the Options prior to the date of issuance to him of a certificate or certificates for such Shares.

                  (f) This Agreement shall be governed and interpreted in accordance with the laws of the State of Florida and may be amended only by the written agreement of both of the parties hereto.

                  IN WITNESS WHEREOF, the parties hereto have entered into this agreement as of the date first above written.

                                                REPUBLIC SECURITY FINANCIAL
                                                CORPORATION

___________________________                     By: __________________________
RUDY E. SCHUPP                                      Lennart E. Lindahl, Jr.,
                                                    Vice Chairman

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